UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2023
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
  ____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSTG	The NASDAQ Stock Market LLC
(The NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐
Item 2.02 Results of Operations and Financial Condition.
On August 3, 2023, NanoString Technologies, Inc. (the “Company”) issued a press release reporting its financial results for the fiscal quarter ended June 30, 2023. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Commercial Officer
On July 31, 2023, John Gerace, the Company's Chief Commercial Officer, notified the Company of his intent to leave the Company effective August 28, 2023 in order to invest his time in entrepreneurial and company formation activities. The Company has identified a candidate who is expected to join the Company to succeed Mr. Gerace. In connection with his resignation, Mr. Gerace, through his entity Calabri Biosciences, LLC, and the Company have entered into a consulting agreement, dated as of August 3, 2023, pursuant to which Mr. Gerace will provide consulting services for cash in support of the transition activities for up to five hours per week, unless mutually agreed to by Mr. Gerace and the Company. The consulting agreement commences August 29, 2023 and continues until the end of October 2023.
Amendment and Restatement of the Company’s 2018 Inducement Equity Incentive Plan
On August 1, 2023, the Company’s board of directors approved an amendment to the 2018 Inducement Equity Incentive Plan (the “Inducement Plan”) to increase the number of shares of the Company’s common stock available for issuance pursuant to equity awards granted under the Inducement Plan from 750,000 shares to 1,400,000 shares.
The amendment to the Inducement Plan was adopted without stockholder approval pursuant to the applicable Nasdaq Listing Rules. The Inducement Plan, as amended, provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares and performance units, and its terms are substantially similar to the Company’s 2022 Equity Incentive Plan, including with respect to the treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception.
In accordance with the Nasdaq Listing Rules, awards under the Inducement Plan, as amended, may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company.
A copy of the Inducement Plan, as amended, is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Inducement Plan, as amended, does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 7.01 Regulation FD Disclosure.
On August 3, 2023, the Company posted supplemental financial information on its investor relations website (investors.nanostring.com).
The Company announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, the Company’s website (www.nanostring.com), its investor relations website (investors.nanostring.com), and its news site (investors.nanostring.com/press-releases). The Company uses these channels, as well as social media, including its Twitter account (@nanostringtech), LinkedIn account (www.linkedin.com/company/nanostring-technologies), and Facebook page (www.facebook.com/NanoStringTechnologies), to communicate with investors and the public about the Company, its products, and other matters. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	2018 Inducement Equity Incentive Plan, as amended
99.1	Press release dated August 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information furnished in this Current Report under Items 2.02 and 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	August 3, 2023	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer